DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2010 RESULTS

First Quarter 2010 Financial Highlights:

·	Revenues increased 8% to $879 million

·	Adjusted OIBDA increased 10% to $367 million

·	Net income attributable to Discovery increased 42% to $169 million

Silver Spring, Maryland – April 30, 2010: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2010.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s first quarter performance was the result of strong operational execution and an improving economic environment. The ratings strength exhibited across our diverse portfolio throughout last year was sustained in the first quarter and, with an improved global advertising environment, we were able to further monetize our increased viewership. We remain committed to executing on our operating plan and delivering on our financial commitments while investing in our brands around the globe and strengthening the content across our distribution platforms.”

First quarter revenues of $879 million increased $64 million, or 8%, over the first quarter a year ago led by 16% growth at International Networks and 5% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 10% to $367 million, driven by a 29% increase at International Networks and a 4% increase at U.S. Networks despite increased content write-offs of $13 million. Total company Adjusted OIBDA margin increased to 42% for the first quarter from 41% for the same period a year ago.

First quarter net income attributable to Discovery Communications, Inc. stockholders of $169 million ($0.39 per diluted share) increased $50 million compared to $119 million ($0.28 per diluted share) for the first quarter a year ago. The increased results primarily reflect strong operating performance and a lower provision for income taxes due to a reversal of a foreign tax liability.

Free cash flow was $114 million for the first quarter, a decrease of $18 million from the first quarter of 2009, primarily reflecting increased spending for stock-based compensation and negative working capital, offset by increased operating performance. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,

	2010	2009(a)	Change

Revenues:
U.S. Networks	$546	$522	5%
International Networks	293	253	16%
Education and Other	37	36	3%
Corporate and Eliminations	3	4	(25%)

Total Revenues	$879	$815	8%

Adjusted OIBDA:
U.S. Networks	$293	$281	4%
International Networks	124	96	29%
Education and Other	5	6	(17%)
Corporate and Eliminations	(55)	(48)	(15%)

Total Adjusted OIBDA	$367	$335	10%

(a)	The 2009 financial information has been recast for U.S. Networks and Education and Other so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

U.S. Networks
(dollars in millions)			Three Months Ended March 31,

		2010		2009	Change

Revenues:
Distribution	$		259	$248	4%
Advertising			266	244	9%
Other			21	30	(30%)

Total Revenues	$		546	$522	5%

Adjusted OIBDA	$		293	$281	4%
Adjusted OIBDA Margin			54%	54%

U.S. Networks’ revenues in the first quarter of 2010 increased 5% to $546 million as advertising and distribution revenue growth more than offset lower commerce revenues, as a result of the transition to a new business model. Advertising revenue increased 9% primarily driven by higher cash sellouts and increased ratings. Distribution revenue grew 4% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization, partially offset by the absence of $12 million due to the removal of Discovery Kids following the sale of 50% of that entity on May 22, 2009. Excluding Discovery Kids and the lower launch-support amortization from the 2009 results, distribution revenues grew 8% compared with the first quarter a year ago.

Adjusted OIBDA increased 4% to $293 million reflecting the 5% revenue growth partially offset by 3% higher operating expenses primarily due to increased content write-offs of $13 million in the current quarter. Excluding content impairment charges and the impact of Discovery Kids, operating expenses were in-line with first quarter a year ago.

International Networks

(dollars in millions)			Three Months Ended March 31,

		2010		2009	Change

Revenues:
Distribution	$		186	$174	7%
Advertising			82	57	44%
Other			25	22	14%

Total Revenues	$		293	$253	16%

Adjusted OIBDA	$		124	$96	29%

Adjusted OIBDA Margin			42%	38%

International Networks’ revenues for the first quarter increased 16% to $293 million primarily led by advertising revenue growth of 44% and distribution revenue growth of 7%. Excluding the $13 million impact of foreign currency fluctuations, revenues increased 10% led by 35% advertising revenue growth, primarily from higher cash sellouts, increased viewership and subscriber growth across all international regions. Affiliate revenue in local currency terms was up 2% during the first quarter mainly from increased subscribers in Latin America and EMEA, partially offset by changes in channel mix at EMEA.

Adjusted OIBDA increased 29% to $124 million as the 16% revenue growth more than offset an 8% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 15% reflecting the 10% revenue growth, partially offset by a 6% increase in operating expenses primarily due to higher personnel costs, as well as a $4 million one-time charge in cost of revenues related to the acquisition of a production facility in the U.K.

Education and Other
(dollars in millions)	Three Months Ended March 31,

	2010	2009	Change

Revenues	$37	$36	3%
Adjusted OIBDA	$5	$6	(17%)
Adjusted OIBDA Margin	14%	17%

Education and Other first quarter revenues increased 3% to $37 million, primarily reflecting increased education revenues from higher streaming volumes. Adjusted OIBDA was in-line with in the first quarter of 2009 as the revenue growth was offset by higher production costs.

Corporate and Eliminations

Adjusted OIBDA decreased $7 million when compared to the first quarter a year ago primarily due to increased stock-based compensation expense.

FULL YEAR 2010 OUTLOOK

Discovery Communications, Inc. has raised its outlook for the full year ending December 31, 2010. The Company expects total revenue between $3,675 million and $3,775 million, Adjusted OIBDA between $1,600 million and $1,675 million, and net income available to Discovery Communications, Inc. stockholders of $700 million to $750 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

OTHER ITEMS

The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation (ASC 810), which amends the existing standards for variable interest entities, as well as the realignment of the Commerce business into the U.S. Networks’ segment. See recast results on page 12 for additional details.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EDT to discuss its first quarter 2010 results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-800-901-5217 inside the U.S. and 1-617-786-2964 outside of the U.S., using the following passcode: 64981523.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 22, 2010. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2010 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended
	March 31,

	2010	2009 (a)

		(recast)
Revenues:
Distribution	$445	$422
Advertising	348	301
Other	86	92

Total revenues	879	815

Cost of revenues, excluding depreciation and amortization listed below	269	252
Selling, general and administrative	290	274
Depreciation and amortization	34	38
Restructuring charges	3	3

	596	567

Operating income	283	248

Interest expense, net	(58)	(57)
Other non-operating (expense) income, net	(5)	2

Income before income taxes	220	193
Provision for income taxes	(47)	(70)

Net income	173	123
Less net income attributable to noncontrolling interests	4	4

Net income attributable to Discovery Communications, Inc.	$169	$119

Net income per share attributable to Discovery Communications, Inc. stockholders:
Basic	$0.40	$0.28

Diluted	$0.39	$0.28

Weighted average number of shares outstanding:
Basic	425	422

Diluted	429	422

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	March 31,	December 31,
	2010	2009 (a)

		(recast)
ASSETS
Current assets:
Cash and cash equivalents (including $39 and $40 restricted cash at 2010 and	$691	$623
2009, respectively)
Receivables, net	773	812
Content rights, net	73	75
Prepaid expenses and other current assets	184	161

Total current assets	1,721	1,671

Noncurrent content rights, net	1,177	1,207
Property and equipment, net	405	409
Goodwill	6,442	6,433
Intangible assets, net	636	643
Other noncurrent assets	571	589

Total assets	$10,952	$10,952

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$395	$446
Current portion of long-term debt	256	38
Other current liabilities	283	299

Total current liabilities	934	783

Long-term debt	3,235	3,457
Other noncurrent liabilities	350	449

Commitments and contingencies
Redeemable noncontrolling interests	49	49

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,618	6,600
Accumulated deficit	(224)	(393)
Accumulated other comprehensive loss	(40)	(21)

Total Discovery Communications, Inc. stockholders’ equity	6,359	6,191
Noncontrolling interests	25	23

Total equity	6,384	6,214

Total liabilities and equity	$10,952	$10,952

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Three Months Ended March 31,

	2010	2009 (a)

		(recast)
OPERATING ACTIVITIES
Net income	$173	$123
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	44	37
Depreciation and amortization	34	38
Content amortization	185	166
Deferred income taxes	(16)	(22)
Other noncash expenses, net	17	16
Changes in operating assets and liabilities:
Receivables, net	42	31
Purchase of content	(170)	(178)
Accounts payable and accrued liabilities	(100)	(58)
Stock-based compensation liabilities	(49)	(1)
Other, net	(34)	(1)

Cash provided by operating activities	126	151

INVESTING ACTIVITIES
Purchases of property and equipment	(12)	(19)
Business acquisitions, net of cash acquired	(38)	-
Other investing activities, net	(15)	(6)

Cash used in investing activities	(65)	(25)

FINANCING ACTIVITIES
Net borrowings from revolver loans	-	3
Principal repayments of long-term debt	(5)	(66)
Principal repayments of capital lease obligations	(3)	(3)
Cash distributions to noncontrolling interest	(2)	(5)
Proceeds from stock option exercises	9	-
Other financing activities, net	2	(3)

Cash provided by (used in) financing activities	1	(74)

Effect of exchange rate changes on cash and cash equivalents	6	(4)

NET CHANGE IN CASH AND CASH EQUIVALENTS	68	48
Cash and cash equivalents beginning of period	623	94

CASH AND CASH EQUIVALENTS, END OF PERIOD	$691	$142

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

		Three Months Ended March 31, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 293	$ (6)	$ (2)	$ —	$—	$285
International Networks	124	(9)	(9)	—	(3)	103
Education and Other	5	(1)	—	—	—	4
Corporate and Eliminations	(55)	(18)	—	(36)	—	(109)

Total	$ 367	$ (34)	$ (11)	$ (36)	$(3)	$283

		Three Months Ended March 31, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 281	$ (8)	$ (6)	$ 1	$—	$ 268
International Networks	96	(10)	(8)	—	(1)	77
Education and Other	6	(1)	—	—	—	5
Corporate and Eliminations	(48)	(19)	—	(33)	(2)	(102)

Total	$ 335	$ (38)	$ (14)	$ (32)	$(3)	$ 248

(a)	Amounts represent restructuring charges.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	(unaudited; amounts in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,

	2010	2009 (a)		Change

		(recast)
Cash provided by operating activities	$126	$151	$		(25)
Acquisition of property and equipment	(12)	(19)			7

Free cash flow	$114	$132	$		(18)

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

RECONCILIATION OF 2010 OUTLOOK TO GAAP MEASURES

	Full Year 2010

Net income available to Discovery Communications, Inc. stockholders	$700	To	$750
Interest expense, net	235	To	220
Depreciation and amortization	140	To	130
Other expense, including amortization of deferred launch incentives, mark-to-market stock-	525	To	575
based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$1,600	To	$1,675

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; amounts in millions)

BORROWINGS
				As of
				March 31, 2010

$1.5 billion Term Loan B, due quarterly September 2007 to May 2014				$1,459
$500 million Term Loan C, due quarterly June 2009 to May 2014				495
8.37% Senior Notes, semi-annual interest, due March 2011				220
8.13% Senior Notes, semi-annual interest, due September 2012				235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (1.23 % at March 31, 2010)				90
6.01% Senior Notes, semi-annual interest, due December 2015				390
5.625% Senior Notes, semi-annual interest, due August 2019				500
Other notes payable				1
Capital lease obligations				114

Total long-term debt				3,504
Unamortized discount				(13)

Long-term debt, net				3,491
Less: Current portion of long-term debt				256

Noncurrent portion of long-term debt				$3,235

STOCK-BASED COMPENSATION
			As of March 31, 2010

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	12.3	$21.65	1.1	$18.71

Stock Appreciation Rights	2.7	14.62	2.6	14.45

Stock Options	17.9	17.56	4.1	14.73

Performance-based Restricted Stock Units	0.9	32.36	——	——

Service-based Restricted Stock Units	0.5	31.78	——	——

Total stock-based compensation plans	34.3	$19.39	7.8	$15.20

DISCOVERY COMMUNICATIONS, INC. SUPPLEMENTAL FINANCIAL DATA RECAST OF SELECT FINANCIAL INFORMATION (unaudited; amounts in millions)

2009 results have been recast to reflect the deconsolidation of OWN and Animal Planet Japan due to the adoption of new accounting standards regarding variable interest entities, as well as the realignment of the Commerce business into the U.S Networks segment. The tables below reflect this recast of prior year results.

		Three Months Ended					Year Ended

	March 31,	June 30,	September 30,		December 31,		December 31,
	2009	2009	2009		2009		2009

Revenues:
Distribution	$422	$422		$422		$432	$1,698
Advertising	301	367		341		418	1,427
Other	92	88		88		112	380

Total revenues	815	877		851		962	3,505

Cost of revenues	252	254		255		297	1,058
Selling, general and administrative	274	304		331		310	1,219
Depreciation and amortization	38	40		40		37	155
Restructuring and impairment
charges	3	35		3		19	60
Gains on dispositions	-	(252)		-		-	(252)

	567	381		629		663	2,240

Operating income	248	496		222		299	1,265

Interest expense, net	(57)	(60)		(65)		(66)	(248)
Other non-operating income
(expense), net	2	9		(1)		3	13

Income before income taxes	193	445		156		236	1,030
Provision for income taxes	(70)	(267)		(54)		(81)	(472)

Net income	123	178		102		155	558

Less net income attributable to
noncontrolling interests	(4)	(2)		(4)		(5)	(15)

Net income attributable to
Discovery Communications,
Inc.	119	176		98		150	543
Stock dividends to preferred
interests	-	(2)		(6)		-	(8)

Net income available to Discovery
Communications, Inc.
stockholders	$119	$174		$92		$150	$535

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECAST OF SELECT FINANCIAL INFORMATION
(unaudited; amounts in millions)

REVENUES		Three Months Ended				Year Ended

	March 31,	June 30,	September 30,		December 31,	December 31,
	2009	2009	2009		2009	2009

U.S. Networks:
Distribution	$248	$247		$242	$245	$982
Advertising	244	290		261	287	1,082
Other	30	25		22	29	106

Total	522	562		525	561	2,170
International Networks:
Distribution	174	175		180	187	716
Advertising	57	77		80	130	344
Other	22	27		30	39	118

Total	253	279		290	356	1,178
Education and Other	36	35		35	42	148
Corporate and Eliminations	4	1		1	3	9

Total Revenues	$815	$877		$851	$962	$3,505

ADJUSTED OIBDA		Three Months Ended				Year Ended

	March 31,	June 30,	September 30,		December 31,	December 31,
	2009	2009	2009		2009	2009

U.S. Networks	$281	$340		$309	$299	$1,229
International Networks	96	91		109	151	447
Education and Other	6	1		2	7	16
Corporate and Eliminations	(48)	(46)		(50)	(60)	(204)

Total Adjusted OIBDA	$335	$386		$370	$397	$1,488